Exhibit 99.1
Skyworks Media Relations:                                     Skyworks Investor Relations:
Pilar Barrigas                                                              Stephen Ferranti
(949) 231-3061                                                           (781) 376-3056

Skyworks Exceeds Q1 FY12 Revenue and EPS Guidance

•	Increases Revenue by 17 Percent Year-Over-Year to $393.7 Million

•	Delivers Non-GAAP Gross Margin of 44.3% and Operating Margin of 26.7% (43.6% and 19.0%, respectively, GAAP)

•	Posts Non-GAAP Diluted Earnings per Share of $0.51 ($0.30 GAAP)

•	Generates $77 Million in Cash Flow from Operations

WOBURN, Mass., Jan. 19, 2012 - Skyworks Solutions, Inc. (NASDAQ: SWKS), an innovator of high reliability analog and mixed signal semiconductors enabling a broad range of end markets, today reported first fiscal quarter 2012 results.  Revenue for the quarter was $393.7 million, up 17 percent when compared to $335.1 million in the first fiscal quarter of 2011 and exceeding the Company's guidance of $390.0 million.
On a non-GAAP basis, operating income for the first fiscal quarter was $105.2 million, up from $92.8 million in the prior-year period.  Non-GAAP diluted earnings per share for the first fiscal quarter was $0.51 versus $0.45 for the same period a year ago.  On a GAAP basis, operating income for the first fiscal quarter of 2012 was $75.0 million and diluted earnings per share was $0.30, including AATI acquisition-related charges.
“Skyworks' solid performance against the current economic backdrop is being driven by our expanding positions in adjacent analog semiconductor markets, global demand for mobile internet applications and strong operational execution,” said David J. Aldrich, president and chief executive officer of Skyworks.  “More specifically, we are capitalizing on new opportunities in medical, automotive, smart energy and home automation markets while capturing additional content and share within LTE smart phones, e-readers, tablets and LED TVs.  As a result, Skyworks' ongoing diversification and scale are positioning us to deliver above market growth and, ultimately, create greater competitive advantages.”

Q1 FY12 Earnings Press Release

Q1 Business Highlights

•	Captured wireless networking sockets within General Electric's smart appliances including washers, dryers, refrigerators, dishwashers and ovens

•	Commenced volume production of advanced Antenna Switch Modules (ASMs) for Huawei

•	Ramped GPS low noise amplifiers across leading smart phone OEMs

•	Awarded TDD-LTE base station switch design wins at Ericsson

•	Supported leading tablets, gaming consoles and LED TVs with connectivity solutions

•	Secured designs within Medtronic's next generation heart monitor/pacemaker and 2-way radio applications

•	Received 2011 Global Partnership award from ZTE

•	Repurchased 750,000 shares of common stock and retired $9 million of convertible debt

Second Fiscal Quarter 2012 Outlook
“Based on our diverse customer and market base as well as share gains, we are planning to outperform our addressable markets in the seasonally low March quarter,” said Donald W. Palette, vice president and chief financial officer of Skyworks. “Specifically, we expect revenue of $360 million, including a partial quarter contribution from AATI, with $0.40 of non-GAAP diluted earnings per share. While we are forecasting AATI to be neutral to second fiscal quarter earnings, we expect the acquisition to be accretive for fiscal year 2012.”
For further information regarding use of non-GAAP measures in this press release, please refer to the Discussion Regarding the Use of Non-GAAP Financial Measures set forth below.

Skyworks' First Fiscal Quarter 2012 Conference Call
Skyworks will host a conference call with analysts to discuss its first fiscal quarter 2012 results and business outlook today at 5:00 p.m. Eastern time.  To listen to the conference call via the Internet, please visit the investor relations section of Skyworks' Web site. To listen to the conference call via telephone, please call 888-389-5997 (domestic) or 719-457-2710 (international), confirmation code: 4056697.
Playback of the conference call will begin at 9:00 p.m. Eastern time on January 19, and end at 9:00 p.m. Eastern time on January 26. The replay will be available on Skyworks' Web site or by calling 888-203-1112 (domestic) or 719-457-0820 (international), pass code: 4056697.

About Skyworks
Skyworks Solutions, Inc. is an innovator of high reliability analog semiconductors.  Leveraging core technologies, Skyworks offers diverse standard and custom linear products supporting automotive, broadband, cellular infrastructure, energy management, industrial, medical, military, networking, smartphone and tablet applications.  The Company's portfolio includes amplifiers, attenuators, circulators, detectors, diodes, directional couplers, front-end modules, hybrids, infrastructure RF subsystems, isolators, lighting and display solutions, mixers/demodulators, optocouplers, optoisolators, phase shifters, PLLs/synthesizers/VCOs, power dividers/combiners, power management devices, receivers, switches and technical ceramics.
Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America.  For more information, please visit Skyworks' Web site at: www.skyworksinc.com

Q1 FY12 Earnings Press Release

Safe Harbor Statement
This news release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (including without limitation certain projections and business trends). Forward-looking statements can often be identified by words such as "anticipates," "expects," "forecasts," "intends," "believes," "plans," "may," "will," or "continue," and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include, but are not limited to: uncertainty regarding global economic and financial market conditions; the susceptibility of the wireless semiconductor industry and the markets addressed by our, and our customers', products to economic downturns; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; the availability and pricing of third party semiconductor foundry, assembly and test capacity, raw materials and supplier components; changes in laws, regulations and/or policies in the United States that could adversely affect financial markets and our ability to raise capital; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; whether we are able to successfully integrate Advanced Analogic Technologies' operations; economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; our reliance on several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter than expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; and our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties, as well as other risks and uncertainties, including but not limited to those detailed from time to time in our filings with the Securities and Exchange Commission.
These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.

# # #

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended
	December 30,	December 31,
(in thousands, except per share amounts)	2011	2010
Net revenue	$393,740	$335,120
Cost of goods sold	221,890	186,582
Gross profit	171,850	148,538
Operating expenses:
Research and development	46,941	38,543
Selling, general and administrative	42,909	31,051
Amortization of intangibles	6,312	1,602
Restructuring and other charges	720	—
Total operating expenses	96,882	71,196
Operating income	74,968	77,342
Interest expense	(481)	(537)
Gain on early retirement of convertible debt	76	—
Other income (loss), net	99	(69)
Income before income taxes	74,662	76,736
Provision for income taxes	17,536	15,868
Net income	$57,126	$60,868

Earnings per share:
Basic	$0.31	$0.34
Diluted	$0.30	$0.32
Weighted average shares:
Basic	183,956	180,706
Diluted	189,682	188,541

	Three Months Ended
	December 30,	December 31,
(in thousands)	2011	2010
GAAP gross profit	$171,850	$148,538
Share-based compensation expense [a]	2,517	1,345
Acquisition-related expense [b]	76	—
Non-GAAP gross profit	$174,443	$149,883
Non-GAAP gross margin %	44.3%	44.7%

	Three Months Ended
	December 30,	December 31,
(in thousands)	2011	2010
GAAP operating income	$74,968	$77,342
Share-based compensation expense [a]	15,750	13,281
Acquisition-related expense [b]	7,283	445
Amortization of intangibles	6,312	1,602
Restructuring & other charges [c]	720	—
Deferred executive compensation	143	165
Non-GAAP operating income	$105,176	$92,835
Non-GAAP operating margin %	26.7%	27.7%

	Three Months Ended
	December 30,	December 31,
(in thousands)	2011	2010
GAAP net income	$57,126	$60,868
Share-based compensation expense [a]	15,750	13,281
Acquisition-related expense [b]	7,283	445
Amortization of intangibles	6,312	1,602
Restructuring & other charges [c]	720	—
Deferred executive compensation	143	165
Gain on early retirement of convertible debt [d]	(76)	—
Amortization of discount on convertible debt [e]	351	328
Tax adjustments [f]	8,632	7,998
Non-GAAP net income	$96,241	$84,687

	Three Months Ended
	December 30,	December 31,
	2011	2010
GAAP net income per share, diluted	$0.30	$0.32
Share-based compensation expense [a]	0.08	0.07
Acquisition-related expense [b]	0.04	—
Amortization of intangibles	0.03	0.01
Restructuring & other charges [c]	0.01	—
Tax adjustments [f]	0.05	0.05
Non-GAAP net income per share, diluted	$0.51	$0.45

SKYWORKS SOLUTIONS, INC.
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures which have not been calculated in accordance with United States Generally Accepted Accounting Principles (GAAP): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, and (iv) non-GAAP net income per share (diluted). As set forth in the "Unaudited Reconciliation of Non-GAAP Financial Measures" table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and  compare it against past periods, make operating decisions, forecast for future periods, compare operating performance against peer companies and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses (which may not occur in each period presented) and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or reduce management's ability to make useful forecasts.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin and non-GAAP net income because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of operating results to peer companies. We also believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which ongoing operations impact our overall financial performance. We further believe that providing non-GAAP net income and non-GAAP net income per share (diluted) allows investors to assess the overall financial performance of ongoing operations by eliminating the impact of certain financing decisions related to our convertible debt and certain tax items which may not occur in each period for which financial information is presented and which represent gains or losses unrelated to our ongoing operations. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit by excluding from GAAP gross profit, stock compensation expense, restructuring-related charges and acquisition-related expenses. We calculate non-GAAP operating income by excluding from GAAP operating income, stock compensation expense, restructuring-related charges, acquisition-related expenses, litigation settlement gains and losses and certain deferred executive compensation. We calculate non-GAAP net income and net income per share (diluted) by excluding from GAAP net income and net income per share (diluted), stock compensation expense, restructuring-related charges, acquisition-related expenses, litigation settlement gains and losses, amortization of discount on convertible debt, and certain deferred executive compensation, as well as certain items related to the retirement of convertible debt, and certain tax items, which may not occur in all periods for which financial information is presented. We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Stock Compensation - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses - including such items as, when applicable, amortization of acquired intangible assets, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related professional fees and deemed compensation expenses, because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to future business operations and thereby including such charges does not accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Litigation Settlement Gains and Losses - including gains and losses related to the resolution of other than ordinary course threatened and actually filed lawsuits and other than ordinary course contractual disputes, because (1) they are not considered by management in making operating decisions, (2) such gains and losses tend to be infrequent in nature, (3) such gains and losses are generally not directly controlled by management, (4) we believe such gains and losses do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (5) the amount of such gains or losses can vary significantly between companies and make comparisons difficult.

Restructuring-Related Charges - because, to the extent such charges impact a period presented, we believe that they have no direct correlation to future business operations and including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges are incurred.

Deferred Executive Compensation - including charges related to any contingent obligation pursuant to an executive severance agreement because we believe the period over which the obligation is amortized may not reflect the period of benefit and that such expense has no direct correlation with our recurring business operations and including such expenses does not accurately reflect the compensation expense for the period in which incurred.

Amortization of Discount on Convertible Debt - comprised of the amortization of the debt discount recorded at inception of the convertible debt borrowing related to the adoption of ASC 470-20, because the expense is dependent on fair value assessments and is not considered by management when making operating decisions.

Gains and Losses on Retirement of Convertible Debt - because, to the extent that gains or losses from such repurchases impact a period presented, we do not believe that they reflect the underlying performance of ongoing business operations for such period.

Certain Income Tax Items - including certain deferred tax charges and benefits which do not result in a current tax payment or tax refund and other adjustments which are not indicative of ongoing business operations.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for, the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating operating performance or ongoing business. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Our earnings release contains a forward looking estimate of non-GAAP diluted earnings per share for the second quarter of our 2012 fiscal year ("Q2 2012"). We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. We are unable to provide a reconciliation of our forward looking estimate of Q2 2012 non-GAAP diluted earnings per share to a forward looking estimate of Q2 2012 GAAP diluted earnings per share because certain information needed to make a reasonable forward looking estimate of GAAP diluted earnings per share for Q2 2012 (other than estimated stock compensation expense of $0.09 per diluted share, certain tax items of $0.02 per diluted share, estimated acquisition related expense of $0.13 per diluted share and estimated deferred executive compensation expense and restructuring and other charges with a de minimis impact per diluted share) is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control. Such events may include unanticipated gains and losses on retirement of convertible debt, unanticipated one time charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs, unanticipated litigation settlement gains and losses and other unanticipated non-recurring items not reflective of ongoing operations. We believe the probable significance of these unknown items, in aggregate, to be in the range of $0.00 to $0.10 in quarterly earnings per diluted share on a GAAP basis. Our forward looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

[a]
These charges represent expense recognized in accordance with ASC 718 - Compensation, Stock Compensation. Approximately $2.5 million, $5.6 million and $7.7 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the three months ended December 30, 2011.

For the three months ended December 31, 2010, approximately $1.4 million, $4.4 million and $7.5 million were included in costs of goods sold, research and development expense and selling, general and administrative expense, respectively.

[b]
The acquisition-related expense recognized during the three months ended December 30, 2011 includes a $0.1 million charge to cost of sales related to the sale of acquired inventory. Also included in acquisition-related expense is $7.2 million and $0.4 million in transaction costs included in general and administrative expense associated with acquisitions, and an arbitration, completed or contemplated during the three months ended December 30, 2011 and December 31, 2010, respectively.

[c]
During the fiscal year ended September 30, 2011, the Company implemented a restructuring plan to reduce headcount associated with its acquisition of SiGe Semiconductor, Inc. A $0.7 million charge to restructuring was recorded during the three months ended December 30, 2011 related to this plan.

[d]	The gain recorded during the three months ended December 30, 2011 relates to the early retirement of $9.4 million of the Company's 1.50% convertible subordinated notes due on March 1, 2012.

[e]
These charges represent the amortization expense recognized in accordance with ASC 470-20. Approximately, $0.4 million and $0.3 million of amortization expense was recognized during the three months ended December 30, 2011 and December 31, 2010, respectively.

[f]
During the three months ended December 30, 2011, these amounts primarily represent the utilization of research and development tax credit carryforwards and non-cash expense related to uncertain tax positions.

During the three months ended December 31, 2010, these amounts primarily represent the utilization of research and development credit carryforwards and deferred tax expenses not affecting current taxes payable.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)	December 30, 2011	September 30, 2011
Assets
Current assets:
Cash and cash equivalents	$446,498	$410,799
Accounts receivable, net	199,010	177,940
Inventory	177,520	198,183
Other current assets	33,314	29,412
Property, plant and equipment, net	240,401	251,365
Goodwill and intangible assets, net	744,223	749,849
Other assets	73,667	72,841
Total assets	$1,914,633	$1,890,389

Liabilities and Equity
Current liabilities:
Short-term debt	$17,123	$26,089
Accounts payable	96,030	115,290
Accrued liabilities and other current liabilities	99,349	105,717
Other long-term liabilities	38,446	34,198
Stockholders' equity	1,663,665	1,609,095
Total liabilities and equity	$1,914,613	$1,890,389